Exhibit 10.2
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL FOR THE COMPANY AT THE COMPANY’S EXPENSE (OR IF THE COMPANY’S COUNSEL DOES NOT PROVIDE SUCH OPINION, COUNSEL SHALL BE SELECTED BY THE HOLDER, AT THE COMPANY’S EXPENSE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
Principal Amount: $ ________                                                                 Issue Date: October 8, 2010
CONVERTIBLE PROMISSORY NOTE
     FOR VALUE RECEIVED, VICOR TECHNOLOGIES, INC., a Delaware corporation (hereinafter called “Borrower” or the “Company”), hereby promises to pay to the order of ____________ (the “Holder”), address at ___________, without demand, the sum of up to ____________ ($_____) (“Principal Amount”), with interest accruing thereon, on September 30, 2012 (the “Maturity Date”), if not sooner paid or modified as permitted herein.
     This Note has been entered into pursuant to the terms of a subscription agreement by and among the Borrower, the Holder and certain other holders (the “Other Holders”) of convertible promissory notes (the “Other Notes”) issued at a Closing (the “Subscription Agreement”) for an aggregate Principal Amount of up to $2,950,000. Unless otherwise separately defined herein, each capitalized term used in this Note shall have the same meaning as set forth in the Subscription Agreement. The following terms shall apply to this Note:
ARTICLE I
GENERAL PROVISIONS
     1.1 Interest Rate. Interest on this Note shall accrue monthly at the annual rate of ten percent (10%). Interest will be payable commencing on the last business day of the sixth (6th) month anniversary of the Issue Date and on the first day of each month thereafter and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below. Notwithstanding the foregoing, in the event the Holder participates in a Redemption (as defined herein) within six months of the Issue Date, the Holder will waive the payment by the Borrower of any accrued but unpaid interest on the Note on the portion of the Note so redeemed. Interest will be payable in cash or Common Stock, at the election of the Company and subject to Section 2.1, with shares of Common Stock at a per share value equal to the applicable conversion price set forth in Section 2.1(b). Interest may be paid at the Company’s election in cash or Common Stock to the extent resellable pursuant to Rule 144 and to the extent such share issuance is not limited by transfer or volume restrictions and provided such payment in Common Stock would not cause the Holder to exceed the restrictions on ownership set forth in Section 2.3. So long as this Note is outstanding, if the Borrower shall issue any debt with an interest rate in excess of ten percent (10%) or preferred stock with a dividend rate in excess of ten percent (10%) (such rate, the “Higher Rate”), the interest rate on this Note shall automatically adjust to the Higher Rate.
     1.2 Payment Grace Period. The Borrower shall not have any grace period to pay any monetary amounts due under this Note. After the Maturity Date and during the pendency of an Event of Default, (as defined in Article IV) a default interest rate of fifteen percent (15%) per annum shall be in effect.
     1.3 Conversion Privileges. The Conversion Rights set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.
     1.4 Pari Passu. All payments made on this Note and the Other Notes and except as otherwise set forth herein all actions taken by the Borrower with respect to this Note and the Other Notes, including but not limited to mandatory conversion, shall be made and taken pari passu with respect to this Note and the Other Notes.
     1.5 Miscellaneous. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof.
ARTICLE II
CONVERSION RIGHTS
     The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower’s Common Stock, $0.0001 par value per share (“Common Stock”) as set forth below.
2.1.	Conversion into the Borrower’s Common Stock.
          (a) The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued but unpaid interest, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof, determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. The Holder will not be required to surrender the Note to the Borrower until the Note has been fully converted or satisfied. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price (as defined herein) then in effect.
     (b) Subject to adjustment as provided in Section 2.1(c) hereof, the conversion price (“Conversion Price”) per share shall be equal to the lesser of (i) seventy-five percent (75%) of the average closing bid price for the Common Stock on the OTC Bulletin Board (or if the Common Stock does not trade on the OTC Bulletin Board, any similar quotation service such as the OTCQB Market) (the “Principal Market”) for the ten trading days preceding the Issue Date, which is equal to $0.45 per share (the “Fixed Conversion Price”) or (ii) at any time after six months subsequent to the Issue Date, seventy-five percent (75%) of the average of the three (3) lowest closing bid prices on the Principal Market for the Common Stock during the ten (10) trading days preceding the Conversion Date (the “Adjustable Conversion Price”). Notwithstanding the foregoing, if the Borrower shall enter into an agreement with an underwriter or placement agent to conduct a registered public offering (“Registered Offering”) of the Common Stock or securities convertible into or exercisable for shares of Common Stock based on a fixed market price of the Common Stock on the date of the closing of the Registered Offering and which is not adjustable based on the future market price of the Common Stock (such price, the “Registered Offering Price”), then the Conversion Price shall be equal to:
               (1) within six months of the Issue Date, the lesser of (i) the Fixed Conversion Price and (ii) eighty percent (80%) of the Registered Offering Price; or
               (2) at any time after six months subsequent to the Issue Date, the lesser of (i) the Fixed Conversion Price, (ii) eighty percent (80%) of the Registered Offering Price and (iii) the Adjustable Conversion Price.
If at any time subsequent to the Issue Date the Borrower shall agree to or issues any securities convertible into or exercisable for shares of Common Stock to any person or entity at less than seventy-five percent (75%) of a, or an average, closing bid price on the Principal Market for the Common Stock (such percentage, the “Greater Discount”) and such conversion or exercise price is adjustable based on the future market price of the Common Stock, then the Conversion Price shall automatically be reduced to the Greater Discount.
          (c) The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:
               A. Merger, Sale of Assets, etc. If (A) the Borrower effects any merger or consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 50% of the aggregate Common Stock of the Borrower), or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reverse merger) (in any such case, a “Fundamental Transaction”), this Note, as to the unpaid principal portion thereof and accrued interest thereon, if any, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction. The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.
               B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.
               C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.
          (d) Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly, but not later than the tenth (10th) business day after the effectiveness of the adjustment, provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. Failure to provide the foregoing notice is an Event of Default under this Note.
          (e) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note. If the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the Conversion Price then in effect, the Borrower shall at the same time take all necessary actions to ensure that there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Notes.
     2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid, upon surrender of the existing Note.
     2.3. Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of

Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99%. The Holder shall have the authority to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies. The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.
     2.4. Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon the request of the Holder, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.
ARTICLE III
ACCELERATION AND REDEMPTION
     3.1. Redemption. This Note may not be prepaid, converted, redeemed or called by the Borrower without the consent of the Holder except as described in this Note.
     3.2. Fundamental Transaction. Upon the occurrence of a Fundamental Transaction, then in addition to the Holder’s rights described in Section 2.1(c)(A), until twenty (20) business days after the Borrower notifies the Holder of the occurrence of the Fundamental Transaction, the Holder may elect to accelerate the Maturity Date as of the date of the Fundamental Transaction and receive payment for the then outstanding Principal Amount, and any other amount owed to the Holder pursuant to the Transaction Documents.
     3.3. Redemption of Principal Amount upon Qualified Financing.
          (a) In the event the Company has raised $5,000,000 or more from the sale of capital stock or debt securities in one or more related or unrelated financings subsequent to the last Closing (“Qualified Financing”), then the Borrower shall offer to prepay the outstanding Principal Amount of this Note (“Redemption”), in whole or in part, by paying to the Holder: (x) a sum of money equal to: (i) if the Redemption occurs within sixty days of the Issue Date, one hundred and ten percent (110%) of the Principal Amount to be redeemed, (ii) if the Redemption occurs between sixty and one hundred and twenty days of the Issue Date, one hundred and twelve and a half percent (112.5%) of the Principal Amount to be redeemed, and (iii) if the Redemption occurs more than one hundred and twenty days subsequent to the Issue Date, one hundred and fifteen percent (115%) of the Principal amount to be redeemed, and (y) accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any Transaction Document through the Redemption Payment Date as defined below (the “Redemption Amount”). Within five business days of the closing of a Qualified Financing, Borrower shall notify the Holder of the Redemption in writing (“Notice of Redemption”) at its registered address appearing on the books and records of the Borrower. The Notice of Redemption shall specify the date for such Redemption (the “Redemption Payment Date”), which date shall be at least thirty (30) business days after the date of the Notice of Redemption (the “Redemption Period”).

          (b) Notwithstanding the Notice of Redemption, the Holder shall not be required to tender its Note for Redemption and at all times prior to the Maturity Date the Holder shall maintain the right to convert all or a portion of the Note. A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has previously delivered an election to convert, or subject to the previous sentence, for conversions initiated or made by the Holder during the Redemption Period. On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has permissibly exercised its conversion rights, shall be paid in good funds (other than any accrued but unpaid interest, which shall be paid in Common Stock) to the Holder. Borrower’s failure to (i) initiate the Redemption upon the occurrence of a Qualified Financing or (ii) pay the Redemption Amount on the Redemption Payment Date as set forth herein, may be deemed by Holder to be a non-curable Event of Default. During the Redemption Period, the Company must abide by all of its obligations to the Holder.
     3.4. Redemption of Principal Amount upon Non-Qualified Financing.
          (a) In the event the Company has raised funds of less than $5,000,000 from the sale of capital stock or debt securities in one or more related or unrelated financings subsequent to the last Closing (“Non-Qualified Financing”), then the Borrower shall offer to prepay the portion of the Principal Amount obtained by multiplying the outstanding Principal Amount by a fraction of which the numerator is the amount raised in the Non-Qualified Financing and the denominator is $5,000,000 (“Non-Qualified Redemption”). In connection with the Non-Qualified Redemption, the Company shall pay the Holder or the Other Holders, as applicable, (x) a sum of money equal to: (i) if the Non-Qualified Redemption occurs within sixty days of the Issue Date, one hundred and ten percent (110%) of the Principal Amount to be redeemed, (ii) if the Non-Qualified Redemption occurs between sixty and one hundred and twenty days of the Issue Date, one hundred and twelve and a half percent (112.5%) of the Principal amount to be redeemed, and (iii) if the Non-Qualified Redemption occurs more than one hundred and twenty days subsequent to the Issue Date, one hundred and fifteen percent (115%) of the Principal Amount to be redeemed, and (y) accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any Transaction Document through the Redemption Payment Date as defined below (the “Non-Qualified Redemption Amount”). Within five business days of the closing of a Non-Qualified Financing, Borrower shall notify the Holder or the Other Holders, as applicable, of the Non-Qualified Redemption in writing (“Notice of Non-Qualified Redemption”) at its registered address appearing on the books and records of the Borrower. The Notice of Redemption shall specify the date and amount of such Non-Qualified Redemption (the “Non-Qualified Redemption Payment Date”), which date shall be at least thirty (30) business days after the date of the Notice of Non-Qualified Redemption (the “Non-Qualified Redemption Period”). In the event Holders request that Notes in excess of the Non-Qualified Redemption Amount be subject to the Non-Qualified Redemption, the Principal Amount subject to the Non-Qualified Redemption shall be reduced on a pro rata basis based on the outstanding Principal Amount of Notes held by such Holders.
          (b) Notwithstanding the Notice of Non-Qualified Redemption, the Holder shall not be required to tender its Note for Non-Qualified Redemption and at all times prior to the Maturity Date and the Holder shall maintain the right to convert all or a portion of the Note. A Notice of Non-Qualified Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has previously delivered an election to convert, or subject to the previous sentence, for conversions initiated or made by the Holder during the Non-Qualified Redemption Period. On the Non-Qualified Redemption Payment Date, the Non-Qualified Redemption Amount, less any portion of the Non-Qualified Redemption Amount against which the Holder has permissibly exercised its conversion rights, shall be paid in good funds (other than any accrued but unpaid interest, which shall be paid in Common Stock) to the Holder. Borrower’s failure to (i) initiate the Non-Qualified Redemption upon the occurrence of a Non-Qualified Financing or (ii) pay the Non-Qualified Redemption Amount on the Non-Qualified Redemption Payment Date as set forth herein, may be deemed by

Holder to be a non-curable Event of Default. During the Non-Qualified Redemption Period, the Company must abide by all of its obligations to the Holder.

ARTICLE IV
EVENT OF DEFAULT
     The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived:
     4.1 Failure to Pay Principal or Interest. The Borrower (i) fails to pay any installment of principal under this Note when due or (ii) fails to pay any interest or other sums due under this Note within three (3) business days after such amounts are due.
     4.2 Breach of Covenant. The Borrower or any Subsidiary breaches any material covenant or other term or condition of the Subscription Agreement, Escrow Agreement, Warrant or this Note, except for a breach of payment, in any material respect and such breach, if subject to cure, continues for a period of ten (10) days.
     4.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, the Warrant or the Escrow Agreement shall be false or misleading in any material respect as of the date made and the Closing Date.
     4.4 Liquidation. Any dissolution, liquidation or winding up by Borrower or a Subsidiary of a substantial portion of their business.
     4.5 Cessation of Operations. Any cessation of operations by Borrower or a Subsidiary.
     4.6 Maintenance of Assets. The failure by Borrower or any Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future).
     4.7 Receiver or Trustee. The Borrower or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.
     4.8 Judgments. Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Borrower or any Subsidiary or any of its property or other assets for more than $75,000 in excess of the Borrower’s insurance coverage, unless stayed vacated or satisfied within thirty (30) days.
     4.9 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary.
     4.10 Delisting. The failure of the Borrower to maintain the listing or quotation of its Common Stock on a Principal Market; failure to comply with the requirements for continued quotation on the Principal Market for a period of seven (7) consecutive trading days; or notification from the Principal Market that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for seven (7) days following such notification.

     4.11 Non-Payment. A default by the Borrower or any Subsidiary under any one or more obligations in an aggregate monetary amount in excess of $75,000 for more than twenty (20) days after the due date, unless the Borrower or such Subsidiary is contesting the validity of such obligation in good faith.
     4.12 Stop Trade. An SEC or judicial stop trade order or Principal Market suspension that lasts for ten (10) or more consecutive trading days.
     4.13 Failure to Deliver Common Stock or Replacement Note. Borrower’s failures to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, Sections 6 and 10 of the Subscription Agreement, and the Warrant or, if required, a replacement Note following a partial conversion.
     4.14 Reservation Default. Failure by the Borrower to have reserved for issuance upon conversion of the Note or upon exercise of the Warrants, the number of shares of Common Stock as required in the Subscription Agreement, this Note and the Warrants, and such failure continues for a period of ten (10) business days.
     4.15 Financial Statement Restatement. The restatement after the date hereof of any financial statements filed by the Borrower with the Securities and Exchange Commission for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.
     4.16 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.
     4.17 Other Default. The occurrence of an Event of Default as described in the Subscription Agreement, the Escrow Agreement or the Warrant that, if susceptible to cure, is not cured during any designated cure period.
     4.18 Notification Failure. A failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or the Subscription Agreement and Borrower fails to cure such failure within five (5) business days of the required notification date.
ARTICLE V
MISCELLANEOUS
     5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.
     5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Vicor Technologies, Inc., 10415 2300 NW Corporate Boulevard Suite 123 Boca Raton, FL 33431, Attn: David H. Fater, CEO, facsimile: (561) 995-2449, with a copy by facsimile only to: Akerman Senterfitt, One Southeast Third Avenue, 25th Floor, Miami, Florida 33131, Attn: Leonard H. Bloom, Esq., facsimile: (305) 374-5095, and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note, with copies (which shall not constitute notice) by fax only to: Perrin Holden & Davenport Capital Corp., 5 Hanover Square Suite 500, New York New York 10004, Attn: Jody Eisenman, facsimile: (212) 202-3937 and Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017, Attn: Stuart Neuhauser, Esq., facsimile: (212) 370-7889.
     5.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.
     5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note.
     5.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.
     5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder or to enforce a judgment or other decision in favor of the Holder. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

     5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.
     5.8 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.
     5.9 Facsimile Signature. In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.
     5.10 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Notice of Conversion to the Borrower.
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     IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 8th day of October, 2010.

VICOR TECHNOLOGIES, INC.
By:
	Name:	David H. Fater
	Title:	Chief Executive Officer

WITNESS:

EXHIBIT A — NOTICE OF CONVERSION
(To be executed by the Registered Holder in order to convert the Note)
     The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by VICOR TECHNOLOGIES, INC. on [      ], 2010 into Shares of Common Stock of VICOR TECHNOLOGIES, INC. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of VICOR TECHNOLOGIES, INC.

Shares To Be Delivered:

Signature:

Print Name:

Address: